UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 2, 2021

Ooma, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-37493	06-1713274
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

525 Almanor Avenue, Suite 200, Sunnyvale, California 94085

(Address of principal executive offices)

(650) 566-6600

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001	OOMA	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 2, 2021, Ooma, Inc. (the “Company”) announced the appointment of Shig Hamamatsu, age 48, as the Company’s Vice President, Chief Financial Officer and Treasurer, effective September 7, 2021. Prior to joining the Company, Mr. Hamamatsu worked for Accuray Incorporated, a publicly traded radiation oncology company (“Accuray”), where he served as Chief Financial Officer from November 2018 to July 2021, as Interim Chief Financial Officer from October 2018 to November 2018 and as Vice President, Finance and Chief Accounting Officer from September 2017 to October 2018. Prior to joining Accuray, Mr. Hamamatsu served as VP, Corporate Controller at Cepheid, a publicly traded molecular diagnostics company that was acquired by Danaher Corporation, from November 2015 to May 2017. From June 2014 to November 2015, he served as VP, Finance and Corporate Controller at Cypress Semiconductor Corporation, a publicly traded global semiconductor manufacturer. From May 2012 until May 2014, Mr. Hamamatsu served as VP, Finance at RPX Corporation, a publicly traded patent risk management solutions provider. Mr. Hamamatsu began his career as an auditor at PricewaterhouseCoopers LLP. Mr. Hamamatsu holds a B.A. Business Administration, concentration in accounting, from University of Washington. He is a certified public accountant in the state of California (inactive).

In connection with Mr. Hamamatsu’s appointment as the Company’s Chief Financial Officer, the Company entered into a letter agreement with Mr. Hamamatsu on July 5, 2021 describing the basic terms of his employment (the “Hamamatsu Letter Agreement”). The Hamamatsu Letter Agreement provides that Mr. Hamamatsu’s starting annualized base salary will be $400,000, and he will be eligible for an annual target performance bonus of $280,000 for meeting a set of well-defined objectives based on deliverables and due dates recommended by the Company’s Chairman, President and CEO and approved by the Compensation Committee.

The Hamamatsu Letter Agreement also provides that, subject to approval by the Company’s Board of Directors, the Company will grant Mr. Hamamatsu 80,000 restricted stock units, each of which represents one share of the Company’s common stock (the “RSUs”). 25% of the RSUs will vest on September 15, 2022, and 6.25% will vest every three months thereafter during Mr. Hamamatsu’s continuous service.

In addition, subject to approval by the Company’s Board of Directors, Mr. Hamamatsu will be offered, shortly after joining the Company, an Executive Change in Control and Severance Agreement similar in form and substance to the Form of Executive Change in Control and Severance Agreement filed as Exhibit 10.6 to our annual report on Form 10-K filed with the Securities and Exchange Commission on April 7, 2021.

The foregoing description of the Hamamatsu Letter Agreement is not complete and is qualified in its entirety by the full text of the Hamamatsu Letter Agreement, a copy of which will be filed as an exhibit to the Company’s Form 10-Q for the quarter ending October 31, 2021.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OOMA, INC.

Date: September 2, 2021	By:	/s/ Jenny C. Yeh
Jenny C. Yeh
Vice President, General Counsel